EXHIBIT 10.(c)


                        THIRD AMENDMENT TO LOAN AGREEMENT

                  THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Agreement") dated as of October 21, 1997 is by and between GUARDIAN INTERNATIONAL, INC., a Nevada corporation ("Borrower"), with its principal place of business at 3880 North 28th Terrace, Hollywood, Florida 33020, and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with offices at 500 West Monroe Street, Chicago, Illinois 60661.

                  WHEREAS, Borrower and Lender are parties to an Amended and Restated Loan and Security Agreement dated as of May 22, 1997 (the "Loan Agreement"; all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement); and

                  WHEREAS, Borrower has entered into the Westar Equity Documents (as herein defined) to which it is a party, copies of which have been delivered to Lender, and Lender is willing to consent to the execution and delivery of such documents and to amend the Loan Agreement to give effect to the transactions consummated pursuant to such documents; and

                  WHEREAS, the parties hereto wish to amend, or waive compliance with, certain other provisions of the Loan Agreement on the terms and conditions set forth herein as of the date first written above (the "Third Amendment Effective Date").

                  NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

                  Section 1.  AMENDMENTS.

                  1.1 AMENDMENT OF SUBSECTION 2.1(A)(2). From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 2.1(A)(2) in its entirety and inserting the following in substitution therefor:

                  (2) "Borrowing Base" means, as of any date of determination, an amount equal to the lesser of (a) one hundred percent (100%) of Borrowers' Net Investment in Eligible Contracts included in the Borrowing Base from time to time pursuant to subsection 2.1(B), or (b) aggregate MRI in respect of all Eligible Contracts as of the last day of the then most recently ended month, multiplied by (x) 25, at any time from and after the Closing Date through the earlier of the date on which the transactions contemplated by the Westar Equity Documents shall have been consummated or October 31, 1997, or (y) 24 at any time thereafter. The Borrowing Base shall be determined from time to time based on the most recent Borrowing Base Certificate delivered by Borrower Representative to Lender.

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         1.2 AMENDMENT OF SUBSECTION 2.3. From and after the Third Amendment
Effective Date, the Loan Agreement is hereby amended by deleting subsection 2.3 in its entirety and inserting the following in substitution therefor:

                  2.3 FEES. (a) COMMITMENT FEE. As consideration for Lender's agreement to make the Commitment available to Borrowers hereunder, Borrowers, jointly and severally, shall pay to Lender a fee (the "Commitment Fee") in an aggregate amount equal to three-quarters of one percent (.75%) of the Commitment. The full amount of the Commitment Fee shall be deemed to have been fully earned by Lender as of the Closing Date. The Commitment Fee shall be paid in periodic installments on the date of each advance made under subsection 2.1, each such installment to be in an amount equal to three-quarters of one percent (.75%) of the requested amount of such advance. Each Borrower hereby authorizes and directs Lender to cause such installments to be paid by deducting the amount thereof from the proceeds of each such advance and retaining the amount so deducted for Lender's own account. The aggregate Commitment Fee payable during the term of this Agreement shall equal (a) $112,500, so long as the Applicable Commitment Amount is $15,000,000, or (b) $150,000, in the event the Applicable Commitment Amount is increased to $20,000,000. Any voluntary commitment reductions which may be made by Borrowers (or by Borrower Representative on behalf of Borrowers) pursuant to subsection 2.4(C) shall not be given effect in determining the amount of the Commitment Fee payable hereunder. Any installments of the Commitment Fee which remain unpaid on the Termination Date shall be due and payable in full without notice or demand on such date. Any amounts paid in respect of the Commitment Fee prior to an increase in the Applicable Commitment Amount from $15,000,000 to $20,000,000 shall be credited against the remaining amount of the Commitment Fee then due.

                  (b) UNUSED LINE FEE. From and after the Third Amendment Effective Date, Borrowers, jointly and severally, shall pay a fee in an amount equal to (i) $7,500,000 LESS the sum of the average daily principal balance of the Loans during the preceding calendar month, MULTIPLIED BY (ii) one-half of one percent (.50%) per annum. Such fee is payable monthly in arrears on the first day of the subsequent calendar month.

         1.3 AMENDMENT OF SUBSECTION 4.1(B). From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 4.1(B) in its entirety and inserting the following in substitution therefor:

                  (B) CAPITALIZATION. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). Except as set forth on Schedule 4.1(B), all issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens (other than Liens in favor of Lender) and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Loan Parties is owned by the stockholders and in the

                                       -2-

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         amounts set forth on Schedule 4.1(B); provided that in the case of New
         Guardian, such Schedule identifies the amount of capital stock owned by Westar, each member of the Ginsburg Group and each other principal stockholders thereof, and the amount collectively held by the public stockholders . No shares of the capital stock of any Loan Party, other than those described above, are issued and outstanding. Except as set forth on Schedule 4.1(B), there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party, of any shares of capital stock or other securities of any such entity.

         1.4 AMENDMENT OF SUBSECTION 5.16. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 5.16 in its entirety and inserting the following in substitution therefor:

                   5.16 CUSTODIAN. As of August 1, 1997, Lender will act as Custodian hereunder. At any time from and after such date, however, Lender shall have the right at any time to utilize another Custodian to maintain custody of the Contract Obligor Documents. Each Borrower will, and will cause each other Loan Party to, deliver all original Contract Obligor Documents to Lender from time to time pursuant to the provisions of Exhibit D or, if applicable, to another Custodian from time to time pursuant to the terms of the applicable Custodial Agreement, and each Loan Party agrees that at all times prior to such delivery, such original Contract Obligor Documents shall be held by the applicable Loan Party in trust for the benefit of Lender. Each Loan Party agrees not to interfere with any Custodian's performance of its duties under any Custodial Agreement or to take any action that would be incon sistent in any way with the terms of Exhibit D or any Custodial Agreement. All custodial fees, and the costs and expenses of any Custodian, shall be paid by Borrowers.

         1.5 AMENDMENT OF SUBSECTION 6.1. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 6.1 in its entirety and inserting the following in substitution therefor:

                  6.1 LIABILITIES TO TANGIBLE NET WORTH. Borrowers shall not at any time permit the ratio of (a) all Liabilities (excluding Subordinated Debt approved in accordance with subsection 7.1) of Borrowers on a consolidated basis, to (b) Tangible Net Worth to exceed
         (i) 15.50 to 1.0, as of September 30, 1997, (ii) 3.00 to 1.0, as of the
         last day of each month during the period commencing October 1, 1997 through and including September 30, 1998, and (iii) 3.25 to 1.0, as of the last day of each month thereafter.

         1.6 AMENDMENT OF SUBSECTION 6.4. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 6.4 in its entirety and inserting the following in substitution therefor:

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                  6.4 ANNUALIZED GROSS ATTRITION RATE. Borrowers shall not at any time permit the Annualized Gross Attrition Rate, measured as of the last day of each month, to exceed 8.0%.

         1.7 AMENDMENT OF SUBSECTION 6.5. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 6.5 in its entirety and inserting the following in substitution therefor:

          6.5     DEBT SERVICE COVERAGE.

                  (a) Borrowers shall not permit Debt Service Coverage for the respective periods set forth below to be less than the amount set forth below for such period.

                 PERIOD                                         RATIO
                 ------                                         -----
----------------------------------------------------------------------------
One Month ended 9/30/97                                      1.0 to 1.0
----------------------------------------------------------------------------
Two Months ended 10/31/97                                    1.0 to 1.0
----------------------------------------------------------------------------
Three Months ended 11/30/97                                  1.0 to 1.0
----------------------------------------------------------------------------
Four Months ended 12/31/97                                   1.0 to 1.0
----------------------------------------------------------------------------
Five Months ended 1/31/98                                    1.0 to 1.0
----------------------------------------------------------------------------
Six Months ended 2/28/98                                     1.0 to 1.0
----------------------------------------------------------------------------
Seven Months ended 3/31/98                                   1.0 to 1.0
----------------------------------------------------------------------------
Eight Months ended 4/30/98                                   1.25 to 1.0
----------------------------------------------------------------------------
Nine Months ended 5/31/98                                    1.25 to 1.0
----------------------------------------------------------------------------
Ten Months ended 6/30/98                                     1.25 to 1.0
----------------------------------------------------------------------------
Eleven Months ended 7/31/98                                  1.25 to 1.0
----------------------------------------------------------------------------
Twelve Months ended 8/31/98                                  1.25 to 1.0
----------------------------------------------------------------------------

                  (b) Thereafter, Borrowers shall not permit Debt Service Coverage to be less than (i) 1.25 to 1.0 as of September 30, 1998 for the twelve month period then ended, and (ii) 1.50 to 1.0 as of the last day of any month thereafter for the twelve month period then ended.

         1.8 AMENDMENT OF SUBSECTION 6.6. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 6.6 in its entirety and inserting the following in substitution therefor:

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                  6.6 TANGIBLE NET WORTH. Borrowers shall maintain a Tangible
         Net Worth of not less than the respective amounts set forth below as of the respective measurement dates set forth below:

              MEASUREMENT DATE                            TANGIBLE NET WORTH
              ----------------                            -------------------

              September 30, 1997                                   $500,000

              October 31, 1997                                     $4,000,000

              Last day of each month during
                the period from November 1, 1997
                through December 31, 1997                          $7,250,000

              Last day of each month during
                the period from January 1, 1998
                through March 31, 1998                             $7,150,000

              Last day of each month during
                the period from April 1, 1998
                through June 30, 1998                              $7,000,000

              Last day of each month during
                the period from July 1, 1998
                through September 30, 1998                         $6,850,000

              Last day of each month during
                the period from October 1, 1998
                through December 31, 1998                          $6,650,000

              Last day of each month during
                the period from January 1, 1999
                through March 31, 1999                             $6,450,000

              Last day of each month thereafter                    $6,400,000

         1.9 AMENDMENT OF SUBSECTION 7.1(D). From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 7.1(d) in its entirety and inserting the following in substitution therefor:

                  (d) Indebtedness in respect of Capital Leases up to $500,000 in the aggregate;

         1.10 AMENDMENT OF SUBSECTION 7.5. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 7.5 in its entirety and inserting the following in substitution therefor:

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                   7.5 RESTRICTED JUNIOR PAYMENTS. No Borrower will nor will any
         Borrower permit any other Loan Party to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior
         Payment, except that: (a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock to the extent necessary to permit such Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clauses (b) and (c) below and to permit such Borrower to pay expenses incurred in the ordinary course of business; (b) Borrowers may make payments of interest on any Subordinated Debt permitted pursuant to Section 7.1 as and when due on a non-accelerated basis in accordance with the terms of the applicable agreements evidencing or governing such Subordinated Debt; (c) New Guardian may consummate repurchases of its outstanding capital stock from its stockholders (other than Westar or members of the Ginsburg Group) so long as (i) at the time of any such repurchase and after giving effect thereto (x) Borrowers shall have Availability of not less than $500,000, and (y) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of such repurchases does not exceed $100,000; and (d) New Guardian may declare and pay cash dividends on the Preferred Stock as and when payable pursuant to the terms of New Guardian's charter and the Westar Equity Documents, provided that (i) at the time any such dividend is declared and paid and after giving effect thereto (x) Borrowers shall have Debt Service Coverage (calculated on the basis of Borrowers' financial statements for the then most recently ended fiscal month after giving pro forma effect to the payment of such dividend) of at least the ratio then required pursuant to subsection 6.5 for the most recently ended month for which monthly financial statements and a Compliance Certificate are required to be delivered pursuant to Annex B, and (y) no Default or Event of Default shall have occurred and be continuing, and (ii) the aggregate amount of such cash dividends declared and paid on any payment date therefor shall not exceed the amount required to be paid as of such date pursuant to the terms of the Westar Equity Documents as in effect on the Third Amendment Effective Date.

         1.11 AMENDMENT OF SUBSECTION 7.6. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 7.6 in its entirety and inserting the following in substitution therefor:

                   7.6 RESTRICTION ON FUNDAMENTAL CHANGES. Neither any Borrower nor any other Loan Party will: (a) enter into any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), except that SDI shall cease operations as promptly as practicable (and, if such operations are not ceased and SDI is not dissolved on or prior to June 30, 1998, New Guardian shall execute and deliver a pledge agreement, in form and substance satisfactory to Lender, pledging all of the issued and outstanding capital stock of SDI to Lender as additional collateral securing the Obligations); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or issue, sell or dispose of any of its capital stock or the capital stock of any of its Subsidiaries, whether now owned or

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         hereafter acquired, except that (i) New Guardian may issue and sell shares of its Class A Common Stock to Westar prior to the Third Amendment Effective Date in accordance with the terms of the Westar Equity Documents so long as prior to such sale, New Guardian had received the written consent of Lender, (ii) New Guardian may issue and sell shares of its Preferred Stock to Westar after the Third Amendment Effective Date in accordance with the terms of the Westar Equity Documents, and (iii) subsequent to the Third Amendment Effective Date, New Guardian may issue shares of its Preferred Stock to Westar in lieu of the payment of cash dividends on its Preferred Stock owned by Westar, or may issue shares of its Class A Common Stock to Westar upon the conversion of its Preferred Stock held by Westar, in either case so long as such issuance in lieu of dividends or conversion is consummated and effected in accordance with the terms of the Westar Equity Documents; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except that any Borrower may acquire assets from another Person pursuant to a Bulk Contract Purchase so long as (i) at the time of any such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) the applicable Seller shall have agreed in writing to be bound by a guarantee or replacement clause substantially similar to that set forth in Schedule 7.6; and (iii) Lender shall have completed such due diligence in respect of the portfolio of Contracts to be acquired pursuant to such Bulk Contract Purchase (or series of related such transactions) as it may request and Lender shall have given its prior written consent to the consummation thereof by the applicable Borrower, such consent not to be unreasonably withheld or delayed; provided that the requirements of this clause
         (iii) need not be satisfied in the case of (A) any such Bulk Contract Purchase (or series of related such transactions) which is for an aggregate amount of $250,000 or less, or (B) any such Bulk Contract Purchase (or series of related such transactions) which is for an aggregate amount in excess of $250,000 but equal to or less than $500,000, if the average initial term of the Contracts included in such Bulk Contract Purchase is 36 months or more.

         1.12 AMENDMENT OF SUBSECTION 7.7. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 7.7 in its entirety and inserting the following in substitution therefor:

                   7.7 CHANGES RELATING TO SUBORDINATED DEBT, PREFERRED STOCK OR WESTAR EQUITY DOCUMENTS. Borrowers will not, and will not permit any other Loan Party to, change or amend the terms of any documents or instruments evidencing or governing any Subordinated Debt if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such

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         Indebtedness in a manner adverse to any Borrower, any other Loan Party, or Lender. New Guardian will not change any of the terms of the Preferred Stock as in effect on the Third Amendment Effective Date, nor shall New Guardian change or amend any of the terms of the Westar
         Equity Documents.

         1.13 AMENDMENT OF SUBSECTION 8.1(F). From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subsection 8.1(F) in its entirety and inserting the following in substitution therefor:

                  (F) CHANGE IN OWNERSHIP. (1) The Ginsburg Group shall collectively cease to (a) own and/or exclusively control twenty-one percent (21.0%) of the issued and outstanding voting Common Stock of New Guardian, or (b) have the right to nominate and elect (i) at least four of the eight members of New Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of New Guardian owned by Westar to Class A Common Stock of New Guardian, and (ii) at least three of the nine members of New Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock, provided that (i) such limitations shall not prevent any member of the Ginsburg Group from transferring all or any part of their ownership interests in New Guardian's Common Stock (x) to any other member of the Ginsburg Group, or (y) into any trust established by such member for estate planning purposes so long as such member retains exclusive voting control, for his or her lifetime, over all such shares so placed in trust; and (ii) such limitation shall terminate upon the completion of a Qualified Public Offering; or (2) Westar shall cease to have the right to nominate and elect (a) at least two of the eight members of New Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of New Guardian owned by Westar to Class A Common Stock of New Guardian, and (b) at least three of the nine members of New Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock; or (3) the Ginsburg Group and Westar shall cease to have the right to mutually agree upon, nominate and elect (i) at least two of the eight members of New Guardian's Board of Directors, at all times prior to the conversion of the Preferred Stock of New Guardian owned by Westar to Class A Common Stock of New Guardian, and (ii) at least three of the nine members of New Guardian's Board of Directors, at all times after such conversion of Preferred Stock into Class A Common Stock; or (4) any other Loan Party ceases to be a wholly-owned Subsidiary of New Guardian; or

         1.14 AMENDMENT OF SECTION 8.1. From and after the Third Amendment Effective Date, Section 8 of the Loan Agreement is hereby further amended by (a) deleting the period at the end of subsection 8.1(P) and inserting "; or" in substitution therefor; (b) deleting the period at the end of subsection 8.1(Q) and inserting "; or" in substitution therefor; and (c) inserting a new subsection 8.1(R) as follows:

                  (R) FAILURE TO ISSUE CLASS B COMMON STOCK. New Guardian shall for any reason fail, on or prior to November 30, 1997, to issue to Lender, in its capacity as

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         a holder of Class B Common Stock, an additional 150,000 shares of Class
         B Common Stock (which shares New Guardian is contractually required to so issue and deliver as of the date hereof), or shall fail to deliver original stock certificates evidencing such additional shares to Lender's possession on or prior to such date.

         1.15 AMENDMENT OF ANNEX A. (a) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby amended by inserting the following additional defined terms in proper alphabetical order:

                  "Capital Expenditures" means all expenditures for (including deposits), or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions therefor, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

                  "Class A Common Stock" means the Class A voting common stock of New Guardian, $.001 par value per share.

                  "Class B Common Stock" means the Class B non-voting common stock of New Guardian, $.001 par value per share.

                  "Common Stock" means, collectively, the Class A Common Stock and Class B Common Stock.

                  "Conversion" means, in respect of any Contract, that the original Contract Obligor has moved or otherwise vacated the premises at which the applicable Alarm System is located and a new owner or occupant of such premises has assumed such original Contract Obligor's Contract or has entered into a new Contract with a Borrower with respect to such Alarm System.

                  "Ginsburg Group" means, collectively, Individual Guarantors, Richard Ginsburg and Rhonda Ginsburg and any transferees of any such Persons to the extent permitted by subsection 8.1(F) of the Agreement.

                  "Net Attrition" means, for any period, (a)(i) the aggregate MRI in respect of Contracts disconnecting service during such period, multiplied by (ii) 24, less (b)(i) the aggregate MRI in respect of any replacements of such Contracts during such period (by means of Dealer or Seller replacement during the Replacement Period or the Holdback Period, as applicable, by Conversion, by MRI increases in respect of existing Contracts, by recoveries of previously written off MRI or by new MRI generated by internal sales efforts, multiplied by (ii) 24.

                  "Preferred Stock" means the Series A 9 3/4% Convertible Cumulative Preferred Stock of New Guardian in the aggregate amount of $3,750,000.

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                  "Third Amendment Effective Date" shall mean October 21,  1997.

                  "Westar" means Westar Capital, Inc., a Kansas corporation.

                  "Westar Equity Documents" means, collectively, that certain Stock Subscription Agreement dated as of October 14, 1997 between New Guardian and Westar, that certain Registration Rights Agreement dated as of October 21, 1997 between New Guardian and Westar, that certain Guardian International, Inc. Stockholders Agreement dated as of October __, 1997 among New Guardian, Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg, Rhonda Ginsburg and Westar, and all agreements, instruments or other documents referred to in any of the foregoing or required thereby.

                  (b) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined term "Annualized Net Attrition Rate" in its entirety and inserting the following in substitution therefor:

                  "Annualized Gross Attrition Rate" means, for any period, the aggregate MRI in respect of Contracts disconnecting service during such period, net of the aggregate MRI in respect of any replacements of such Contracts by means of Dealer or Seller replacement during the Replacement Period or the Holdback Period, as applicable, pursuant to a Conversion, by MRI increases in respect of existing Contracts or by recoveries of previously written off MRI. The average gross attrition rate (expressed as a percentage) as of the last day of any month for the three month period then ended (any such three month period, a "Test Period") is equal to:

                (a) (i) the aggregate monthly gross attrition (as
               defined above) for each month in such Test Period, DIVIDED BY (ii) three (3),

               DIVIDED BY

               (b)(i) the aggregate MRI in respect of all Contracts at the end of each month during the three month period ending on the last day of the second month in such Test Period, DIVIDED BY (ii) three (3).

                  (c) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined terms "Custodial Agreement" and "Custodian" in their entirety and inserting the following in substitution therefor:

                  "Custodial Agreement" means a Custodial Agreement in form and substance satisfactory to Lender among Borrowers, Lender and a Custodian (other than Lender) providing for the maintenance of the Contract Obligor Documents.

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

                  "Custodian" means Lender, as of the Effective Date, or such other Person designated by Lender and approved by Borrowers (such approval not to be unreasonably withheld or delayed) to maintain physical possession of the Contract Obligor Documents and which has executed and delivered a Custodial Agreement.

                  (d) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined term "Debt Service Coverage" in its entirety and inserting the following in substitution therefor:

                  "Debt Service Coverage" means, for any period (a) Operating Cash Flow, DIVIDED BY (b) the sum of (i) Interest Expenses for such period, PLUS (ii) scheduled payments of principal with respect to all Indebtedness (including the principal portion of scheduled payments of Capital Lease obligations) of Borrowers on a consolidated basis, PLUS
         (iii) Restricted Junior Payments made by Borrowers in cash during such period to the extent permitted pursuant to subsection 7.5 of the Agreement.

                  (e) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined term "List of Contracts" in its entirety and inserting the following in substitution therefor:

                  "List of Contracts" means each list delivered to Lender and, if applicable, to Custodian by Borrower Representative with each Contract or group of Contracts which: (i) identifies each Contract being delivered by account number, the name of the Contract Obligor, the total monthly/quarterly/annual recurring service charge on such Contract and the number of months remaining in the term of such Contract, and (ii) shows the total number of Contracts and the aggregate MRI of all such listed Contracts.

                  (f) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined term "Loan Documents" in its entirety and inserting the following in substitution therefor:

                  "Loan Documents" means the Agreement, the Notes, the Individual Guaranty, the Pledge Agreement, the Lockbox Agreement(s), any Custodial Agreement from time to time in effect, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by the Agreement (including without limitation any such instruments, documents and agreements delivered at any time pursuant to
         Section 2.11 of the Agreement), all as amended, restated, supplemented or modified from time to time.

                  (g) From and after the Third Amendment Effective Date, Annex A to the Loan Agreement is hereby further amended by deleting the defined term "Operating Cash Flow" in its entirety and inserting the following in substitution therefor:

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

                  "Operating Cash Flow" means, for any period, (a) EBITDA for such period; PLUS (b) in respect of any period ending on or prior to August 31, 1998, up to $150,000 of expenses incurred in connection with the proposed merger with SPS, to the extent such expenses were deducted in determining EBITDA for such period; LESS (c) Net Attrition in respect of all Contracts for such period (if a positive number); LESS
         (d) unfinanced Capital Expenditures for such period.

         1.16 AMENDMENT OF ANNEX B. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by deleting subparts (H) and (I) of Annex B in their entirety and inserting the following in substitution therefor:

                  (H) MONTHLY COLLATERAL REPORTING. As soon as available and in any event within twenty (20) days after the end of each month, Borrower Representative will deliver each of the following, all prepared as of the last day of the preceding month for the period then ended and all in such form and containing such detail as Lender may specify or request: (i) a summary aged trial balance of all then-existing Accounts (with details to be made available upon Lender's request); (ii) an attrition report reflecting recovery income; (iii) an aging/delinquency report; (iv) a new business report reflecting purchased Contracts and internally generated Contracts; (v) a detailed MRI report listing all Contracts for the applicable period; and (vi) such additional monthly reports and information as Borrower Representative and Lender shall mutually agree upon within thirty (30) days following the Third Amendment Effective Date or, such additional monthly reports and information as Lender may require upon written notice to Borrower Representative, if Borrower Representative and Lender are unable after good faith negotiations to mutually agree upon such additional reporting within such thirty (30) day period.

                  (I) BORROWING BASE CERTIFICATES. At least monthly, no later than twenty (20) days after the last day of each month, or more frequently as Borrower Representative may elect or Lender may request, and as promptly as practicable if Availability is less than $500,000, Borrower Representative will deliver a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of such date as Lender may specify.

         1.17 AMENDMENT OF SCHEDULE 4.1(B). From and after the Third Amendment Effective Date, SCHEDULE 4.1(B) to the Loan Agreement is hereby deleted in its entirety and shall be replaced by SCHEDULE 4.1(B) attached hereto, which has been prepared after giving effect to the consummation of the transactions contemplated by the Westar Equity Documents on the Third Amendment Effective Date.

         1.18 EXHIBIT D. From and after the Third Amendment Effective Date, the Loan Agreement is hereby amended by adding thereto an Exhibit D, in the form of Exhibit D attached hereto.

                  2. WAIVERS. Lender hereby waives all Defaults or Events of Default arising under (i) Section 6.1 of the Loan Agreement as the result of Borrowers' failure to maintain a ratio of Senior

Debt to Tangible Net Worth not in excess of 6.0 to 1.0 during the period commencing May 31, 1997 through August 31, 1997, (ii) Section 6.5 of the Loan Agreement as the result of Borrowers' failure to maintain Debt Service Coverage for the period ended as of August 31, 1997 of not less than 1.0 to 1.0, (iii)
Section 6.6 of the Loan Agreement as the result of Borrower's failure to maintain Tangible Net Worth of at least $1,500,000 during the period commencing May 31, 1997 through August 31, 1997, and (iv) Annex B of the Loan Agreement as the result of Borrowers' late delivery of monthly collateral reporting as required pursuant to such Annex B for the months ended May 31, 1997 and June 30, 1997, respectively. The consents and waivers set forth in this Section 2 shall be limited precisely as written and shall not be deemed to (i) be a consent to any other transaction or of any waiver or modification of any other term or condition of the Loan Agreement or of any of the other Loan Documents or (ii) prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

                  3. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective upon satisfaction of the following conditions:

                  (a) Lender shall have received counterparts of this Agreement duly executed by Borrowers;

                  (b) Each of the Westar Equity Documents shall be in form and substance satisfactory to Lender and shall have been duly executed and delivered by each Person party thereto (and copies of such fully-executed documents shall have been delivered to Lender), and all of the transactions contemplated by such Westar Equity Documents shall have been fully consummated in accordance with the terms thereof (other than the issuance of the Preferred Stock thereunder); without limitation of the foregoing (i) New Guardian shall have issued and sold shares of its Class A Common Stock to Westar, the cash proceeds of which shall be at least $3,750,000, and New Guardian shall have delivered to caused to be delivered to Lender all such cash proceeds for application to the Loans and other Obligations under the Loan Agreement; and (ii) Lender, in its capacity as a holder of Class B Common Stock of New Guardian, shall have given its written consent to the issuance of the Preferred Stock pursuant to the Westar Equity Documents;

                  (c) All of the conditions precedent set forth in the Westar Equity Documents to the issuance and sale of the Preferred Stock, but for the passage of time between the issuance and sale of the Class A Common Stock and such Preferred Stock, shall have been satisfied as of the Third Amendment Effective Date;

                  (d) On or as of the Third Amendment Effective Date, New Guardian shall have filed with the Securities and Exchange Commission the information memorandum required to enable New Guardian to authorize, issue and sell the Preferred Stock pursuant to the Westar Equity Documents and the additional 150,000 shares of Class B Common Stock required to be issued and delivered to Lender, in its capacity as a holder of Class B Common Stock;

                  (e) Borrowers shall have paid all invoices for attorneys' fees and disbursements incurred by Lender which are or remain outstanding as of the Third Amendment Effective Date;

                  (f) Lender shall have received a certificate duly executed by the Secretary or Assistant Secretary of New Guardian (a) certifying the resolutions approving this Agreement, the Westar Equity Documents and the execution and delivery of all agreements, instruments, certificates and other documents in connection herewith and therewith; (b) certifying as to signatures and incumbency of officers executing any such documents; and (c) certifying that, since May 22, 1997, except as specifically contemplated by the Westar Equity Documents, there have been no modifications or amendments to New Guardian's articles of incorporation or bylaws; in addition to the foregoing, on the earlier of the date on which the Preferred Stock is issued to Westar or November 30, 1997, New Guardian shall deliver to Lender (a) a certified copy of its Articles of Incorporation and all amendments and supplements thereto, duly certified by the Secretary of State of the State of Nevada, and (b) a copy of its bylaws and all amendments thereto, certified by its Secretary or an Assistant Secretary, which certified documents shall, in each case, contain all the amendments and modifications which may be required to authorize or reflect the consummation of the transactions contemplated by the Westar Equity Documents and the issuance of the additional shares of Class B Common Stock to Lender as contemplated herein; and

                  (g) No Default or Event of Default shall exist under the Loan Agreement, after giving effect to the terms of this Agreement and the transactions contemplated herein.

                  4. REPRESENTATIONS AND WARRANTIES OF BORROWERS. In order to induce Lender to enter into this Agreement, Borrowers represent and warrant to Lender that:

                  (a)  After giving effect to this Agreement:

                           (i) No Default or Event of Default has occurred and is continuing; and

                           (ii) the representations and warranties of Borrowers
                  contained in the Loan Documents are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date.

                  (b) The execution, delivery and performance by Borrowers of this Agreement and each of the documents and agreements described herein to which any Borrower is a party, including without limitation the Westar Equity Documents, is within its corporate powers and have been duly authorized by all necessary corporate action on the part of such Borrower, and this Agreement and such documents and agreements are the legal, valid and binding obligation of such Borrower enforceable against it in accordance with their respective terms.

                  5. REFERENCE TO AND EFFECT ON THE LOAN AGREEMENT.

                  5.1. Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  5.2. Except as specifically provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the other Loan Documents, or constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Upon the effectiveness of this Agreement, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

                  6.  MISCELLANEOUS.

                  6.1 ENTIRE AGREEMENT. This Agreement, including all schedules and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                  6.2. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                  6.3. COSTS AND EXPENSES. As provided in Section 9.3 of the Loan Agreement, Borrowers agree to pay on demand all reasonable fees, costs and expenses incurred by Lender in connection with the preparation, execution and delivery of this Agreement.

                  6.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                  6.5. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  6.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, except that no Borrower may assign its rights or obligations hereunder without the written consent of Lender. Without limitation of the foregoing, the parties hereto acknowledge that, as of the date hereof, New Guardian is the only Borrower under the Loan Agreement, and that this Agreement shall be binding upon any Borrowing

Subsidiary which may become a Borrower under the Loan Agreement at any time after the date hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                                   GUARDIAN INTERNATIONAL, INC.

                                       By:
                                     Title:

                                                     HELLER FINANCIAL, INC.

                                       By:
                                     Title:


                                      -17-